Exhibit 4.23

edward nathan sonnenbergs

johannesburg cape town durban stellenbosch

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@ens.co.za www.ens.co.za

SUBSCRIPTION, SALE AND SHAREHOLDERS’ AGREEMENT

entered into between

HARMONY GOLD MINING COMPANY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

and

HISTOPATH PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

33.	BENEFIT OF THE AGREEMENT	34
34.	APPLICABLE LAW AND JURISDICTION	34
35.	GENERAL	34
36.	COSTS	36
37.	SIGNATURE	36

Annexure A: Memorandum of Incorporation

PART 1

INTRODUCTION AND DEFINITIONS

1.	PARTIES

1.1.	The parties to this Agreement are –

1.1.1.	Harmony Gold Mining Company Limited;

1.1.2.	Histopath Proprietary Limited;

1.1.3.	Business Venture Investments No 1677 Proprietary Limited;

1.1.4.	Business Venture Investments No 1687 Proprietary Limited;

1.1.5.	Business Venture Investments No 1688 Proprietary Limited;

1.1.6.	the trustees for the time being of the Harmony Gold Community Trust; and

1.1.7.	Business Venture Investments No 1692 Proprietary Limited.

1.2.	The Parties agree as set out below.

2.	INTERPRETATION

2.1.	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1.	“Advisory Costs” means all legal, financial and other advisory costs incurred by the Shareholders (excluding Harmony) in relation to the Transaction, up to a maximum aggregate amount of R3,900,000 (three million and nine hundred thousand rand) (exclusive of VAT);

2.1.2.	“AFSA” means the Arbitration Foundation of Southern Africa;

2.1.3.	“Agreement” means the subscription, sale and shareholders agreement contained in this document, including all annexures hereto;

2.1.4.	“Annual Budget” means the annual budget of the Company approved in terms of clause 22;

2.1.5.	“BBBEE Act” means the Broad-Based Black Economic Empowerment Act, No.53 of 2003, as amended;

2.1.6.	“BEE Shareholders Put Option” shall bear the meaning ascribed to that term in clause 18.1 of the Subscription, Sale and Shareholders Agreement;

2.1.7.	“BEECo 1” means Business Venture Investments No 1677 Proprietary Limited, registration number 2012/035756/07, a limited liability company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.8.	“BEECo 1 Subscription” means the subscription by BEECo 1 for the BEECo 1 Subscription Shares;

2.1.9.	“BEECo 1 Subscription Consideration” means R184,240 (one hundred and eighty four thousand two hundred and forty rand);

2.1.10.	“BEECo 1 Subscription Shares” means 3 (three) Shares, constituting 3% (three percent) of the entire issued share capital of the Company;

2.1.11.	“BEECo 2” means Business Venture Investments No 1687 Proprietary Limited, registration number 2012/030646/07, a limited liability company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.12.	“BEECo 2 Subscription” means the subscription by BEECo 2 for the BEECo 2 Subscription Shares;

2.1.13.	“BEECo 2 Subscription Consideration” means R184,240 (one hundred and eighty four thousand two hundred and forty rand);

2.1.14.	“BEECo 2 Subscription Shares” means 3 (three) Shares, constituting 3% (three percent) of the entire issued share capital of the Company;

2.1.15.	“BEECo 3” means Business Venture Investments No 1688 Proprietary Limited, registration number 2012/030648/07, a limited liability company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.16.	“BEECo 3 Subscription” means the subscription by BEECo 3 for the BEECo 3 Subscription Shares;

2.1.17.	“BEECo 3 Subscription Consideration” means R184,240 (one hundred and eighty four thousand two hundred and forty rand);

2.1.18.	“BEECo 3 Subscription Shares” means 3 (three) Shares, constituting 3% (three percent) of the entire issued share capital of the Company;

2.1.19.	“BEE Co Undertaking” shall bear the meaning ascribed to that term in the Sale of Business Agreement;

2.1.20.	“Black Enterprise” means a legal entity which has 50.1% (fifty point one percent) or more of its equity owned, directly or indirectly, by Black People and 50.1% (fifty point one percent) of participation in its board of directors is controlled by Black People;

2.1.21.	“Black People” means Africans, Coloureds and/or Indians, that are citizens of the Republic of South Africa by birth or descent or are citizens of the Republic of South Africa by naturalization, and “Black Person” shall have a corresponding meaning;

2.1.22.	“Black Trust” means a trust that meets all of the qualification criteria for trusts set out in Annexure 100B (3) of the Codes of Good Practice;

2.1.23.	“Board” shall have the meaning ascribed thereto in the Memorandum of Incorporation;

2.1.24.	“Business” shall have the meaning ascribed thereto in the Sale of Business Agreement;

2.1.25.	“Cashflow Waterfall Agreement” shall have the meaning ascribed thereto in the Sale of Business Agreement;

2.1.26.	“Closing Date” shall have the meaning ascribed thereto in the Sale of Business Agreement;

2.1.27.	“Codes of Good Practice” means the Codes of Good Practice on Broad-Based Black Economic Empowerment contemplated in section 9 of the BBBEE Act, gazetted on 9 February 2007, as amended;

2.1.28.	“Community Trust” means the trustees for the time being of the Harmony Gold Community Trust, a trust established in accordance with the laws of South Africa and lodged with the Master of the High Court, Johannesburg, with Master’s Reference number IT248/2013;

2.1.29.	“Companies Act” means the Companies Act, No. 71 of 2008;

2.1.30.	“Company” means Business Venture Investments No 1692 Proprietary Limited, registration number 2012/041001/07, a limited liability company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.31.	“Company’s Designated Account” means the bank account nominated by the Company, the details of which are set out below, or such other account as the Company may designate in writing on 5 (five) days’ notice to each of BEECo 1, BEECo 2, BEECo 3 and Sikhuliso SPV –

Name of Account:	Harmony Gold Mining Company Current Account
Bank:	Nedbank Limited
Branch:	Corporate Client Services
Branch Code:	145405
Account Number:	1454115866

2.1.32.	“Condition Precedent” means the condition precedent set out clause 4;

2.1.33.	“Directors” shall have the meaning ascribed thereto in the Memorandum of Incorporation;

2.1.34.	“Encumber” means cede, pledge, subordinate, grant any option over, grant a right of retention over, enter into a derivative transaction, hedge, lend or enter into any arrangement or transaction whatsoever (whether or not subject to any suspensive or resolutive condition) which may have the same or similar effect as any of the aforementioned or in any other manner encumber for the purpose of creating a security, and “Encumbered” and “Encumbrance” shall have a corresponding meaning;

2.1.35.	“Fair Market Value” shall bear the meaning ascribed thereto in the Memorandum of Incorporation;

2.1.36.	“Funding Agreements” shall bear the meaning ascribed thereto in the Sale of Business Agreement;

2.1.37.	“Funding Costs” means the costs incurred by the Shareholders in procuring funding arising out of and in relation to their participation in the Transaction;

2.1.38.	“Harmony” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a public company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.1.	“Harmony Subscription” means the subscription by Harmony for the Harmony Subscription Share;

2.1.2.	“Harmony Subscription Consideration” means R4,606,000 (four million six hundred and six thousand rand);

2.1.3.	“Harmony Subscription Share” means 1 (one) Share, constituting 1% (one percent) of the entire issued share capital of the Company;

2.1.4.	“Independent Attorney” means such independent senior commercial attorney as may be agreed between the relevant Shareholders, or failing agreement within 10 (ten) business days from the date of a request by any Shareholder for such agreement, appointed by the President for the time being of the Law Society of the Northern Provinces or its successor;

2.1.5.	“Independent Merchant Bank” means such independent merchant bank as may be agreed between the relevant Shareholders, or failing agreement within 10 (ten) business days from the date of a request by any Shareholder for such agreement, appointed by the Executive President for the time being of the South Africa Institute of Chartered Accountants;

2.1.6.	“Loan Agreements” shall bear the meaning ascribed thereto in the Sale of Business Agreement;

2.1.7.	“Loan Claims” shall bear the meaning ascribed thereto in the Memorandum of Incorporation;

2.1.8.	“Memorandum of Incorporation” means the memorandum of incorporation of the Company, set out in Annexure A hereto which, in fulfilment of one of the conditions precedent to the Sale of Business Agreement, shall replace the current memorandum of incorporation of the Company;

2.1.9.	“Parties” means the parties to this Agreement listed in clause 1.1, and “Party” shall be a reference to any one of them as the context requires;

2.1.10.	“Payment Date” means -

2.1.10.1.	the last day of June and December of each year; and

2.1.10.2.	the Final Maturity Date (as defined in the Loan Agreements);

2.1.11.	“Pledge Agreements” shall bear the meaning ascribed to that term in the Sale of Business Agreement;

2.1.12.	“Prime Rate” means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by Absa Bank Limited as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove;

2.1.13.	“Purchase Consideration” means the consideration payable by the Community Trust for its acquisition of the Sale Shares in terms of this Agreement, being an amount of R1.00 (one rand);

2.1.14.	“Sale” means the sale of the Sale Shares to the Community Trust by Harmony;

2.1.15.	“Sale of Business Agreement” means the sale of business agreement entered into, or to be entered into, between Harmony and the Company in terms of which the Business is sold by Harmony to the Company;

2.1.16.	“Sale Shares” mean 5 (five) Shares constituting 5% (five percent) of the entire issued share capital of the Company;

2.1.17.	“Services Agreement” means the shared services agreement entered into, or to be entered into, between the Company and Harmony in terms of which, inter alia, Harmony continues to provide to the Company, for a limited period, the services provided by the Seller in respect of the Business as at the Signature Date;

2.1.18.	“Shareholder” shall have the meaning ascribed thereto in the Memorandum of Incorporation;

2.1.19.	“Shareholder Loans” means loans advanced to the Company by the Shareholders from time to time;

2.1.20.	“Shares” means ordinary shares in the issued share capital of the Company;

2.1.21.	“Signature Date” means the date of signature of this Agreement by the Party last signing;

2.1.22.	“Sikhuliso SPV” means Histopath Proprietary Limited, registration number 2012/082229/07, a limited liability private company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.23.	“Sikhuliso SPV Subscription” means the subscription by Sikhuliso SPV for the Sikhuliso SPV Subscription Shares;

2.1.24.	“Sikhuliso SPV Subscription Consideration” means R982,613 (nine hundred and eighty two thousand six hundred and thirteen rand);

2.1.25.	“Sikhuliso SPV Subscription Shares” means 16 (sixteen) Shares, constituting 16% (sixteen percent) of the entire issued share capital of the Company;

2.1.26.	“Special Majority of Shareholders” means Shareholders holding issued Shares constituting not less than 80% (eighty percent) of the total number of issued Shares at the relevant time;

2.1.27.	“Subscription Shares” means, collectively, the BEECo 1 Subscription Shares, the BEECo 2 Subscription Shares, the BEECo 3 Subscription Shares and the Sikhuliso SPV Subscription Shares;

2.1.28.	“Transaction” means, collectively, the transactions contemplated in this Agreement and the Sale of Business Agreement;

2.1.29.	“Transaction Costs” means, collectively, 50% (fifty percent) of the Advisory Costs and 100% (one hundred percent) of the Funding Costs;

2.1.30.	“VAT” means value-added tax as levied from time to time in terms of the VAT Act; and

2.1.31.	“VAT Act” means the Value-Added Tax Act, No 89 of 1991.

2.2.	In this Agreement -

2.2.1.	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2.	an expression which denotes -

2.2.2.1.	any gender includes the other genders;

2.2.2.2.	a natural person includes a juristic person and vice versa;

2.2.2.3.	the singular includes the plural and vice versa;

2.2.2.4.	a Party includes a reference to that Party’s successors in title and assigns allowed at law; and

2.2.2.5.	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3.	Any reference in this Agreement to –

2.3.1.	“business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2.	“days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3.	“laws” means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Body; and the common law, and “law” shall have a similar meaning; and

2.3.4.	“person” means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4.	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5.	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6.	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7.	Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8.	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9.	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10.	If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11.	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12.	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13.	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.14.	The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.15.	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16.	In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.

3.	INTRODUCTION

3.1.	Harmony intends selling the Business to the Company in accordance with the provisions of the Sale of Business Agreement.

3.2.	As at the Signature Date, Harmony holds Shares constituting 100% (one hundred percent) of the entire issued share capital of the Company. In fulfilment of the conditions precedent to the Sale of Business Agreement, the Parties have agreed to enter into this Agreement in order to give effect to the Harmony Subscription, the BEECo 1 Subscription, the BEECo 2 Subscription, the BEECo 3 Subscription, the Sikhuliso SPV Subscription and the Sale.

3.3.	The Parties also wish to regulate the relationship between them as shareholders in the Company, inter se, and as between themselves and the Company.

3.4.	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4.	CONDITION PRECEDENT

4.1.	Save for clauses 1 to 4, and clauses 27 to 37 all of which shall become effective immediately, the provisions of this Agreement are subject to the fulfilment of the Condition Precedent that, by not later than the date for fulfilment of the last of the conditions precedent to the Sale of Business Agreement, the Sale of Business Agreement is entered into by all of the parties thereto and becomes unconditional, save for any condition requiring that this Agreement is entered into and becomes unconditional.

4.2.	The Parties shall use their reasonable commercial endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Condition Precedent as soon as reasonably possible after the Signature Date.

4.3.	Unless the Condition Precedent has been fulfilled by not later than the relevant date for fulfilment thereof set out in clause 4.1 the provisions of this Agreement, save for clauses 1 to 4, and clauses 27 to 37, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Condition Precedent, save for any claims arising from a breach of clause 4.2.

PART 2:

SUBSCRIPTION FOR SHARES IN THE COMPANY

5.	SUBSCRIPTION

On the Closing Date –

5.1.	Harmony shall subscribe for the Harmony Subscription Shares at the Harmony Subscription Consideration;

5.2.	BEECo 1 shall subscribe for the BEECo 1 Subscription Shares at the BEECo 1 Subscription Consideration;

5.3.	BEECo 2 shall subscribe for the BEECo 2 Subscription Shares at the BEECo 2 Subscription Consideration;

5.4.	BEECo 3 shall subscribe for the BEECo 3 Subscription Shares at the BEECo 3 Subscription Consideration; and

5.5.	Sikhuliso SPV shall subscribe for the Sikhuliso SPV Subscription Shares at the Sikhuliso SPV Subscription Consideration,

on the terms and subject to the conditions set out in this Agreement.

6.	PAYMENT OF SUBSCRIPTION CONSIDERATION

6.1.	On the Closing Date –

6.1.1.	the obligation of Harmony to pay the Harmony Subscription Consideration shall be set-off against the obligation of the Company to pay an amount equal to R4,606,000 (four million six hundred and six thousand rand) to Harmony pursuant to the provisions of clause 9.1.1 of the Sale of Business Agreement;

6.1.2.	BEECo 1 shall pay the BEECo 1 Subscription Consideration;

6.1.3.	BEECo 2 shall pay the BEECo 2 Subscription Consideration;

6.1.4.	BEECo 3 shall pay the BEECo 3 Subscription Consideration; and

6.1.5.	Sikhuliso SPV shall pay the Sikhuliso SPV Subscription Consideration,

into the Company’s Designated Account.

6.2.	The payment of the BEECo 1 Subscription Consideration, the BEECo 2 Subscription Consideration, the BEECo 3 Subscription Consideration and the Sikhuliso SPV Subscription Consideration shall be made by electronic transfer of immediately available and freely transferable funds, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa.

7.	ISSUE OF THE SUBSCRIPTION SHARES

7.1.	On the Closing Date, the representatives of each of BEECo 1, BEECo 2, BEECo 3, Sikhuliso SPV and the Company shall meet at the offices of Edward Nathan Sonnenbergs Inc. at 150 West Street, Sandton, Johannesburg or such other venue as they may agree in writing (“Closing Meeting”).

7.2.	At the Closing Meeting, the Company shall -

7.2.1.	issue the Harmony Subscription Share to Harmony by setting-off of the Harmony Subscription Consideration against the Company’s obligation to pay an amount equal to R4,606,000 (four million six hundred and six thousand rand) to Harmony pursuant to the provisions of clause 9.1.1 of the Sale of Business Agreement;

7.2.2.	issue, upon receipt of the payment of -

7.2.2.1.	the BEECo 1 Subscription Consideration, the BEECo 1 Subscription Shares to BEECo 1;

7.2.2.2.	the BEECo 2 Subscription Consideration, issue the BEECo 2 Subscription Shares to BEECo 2;

7.2.2.3.	the BEECo 3 Subscription Consideration, the BEECo 3 Subscription Shares to BEECo 3; and

7.2.2.4.	the Sikhuliso SPV Subscription Consideration, the Sikhuliso SPV Subscription Shares to Sikhuliso SPV,

7.2.3.	deliver -

7.2.3.1.	original share certificates in respect of the Harmony Subscription Share, the BEECo 1 Subscription Shares, the BEECo 2 Subscription Shares, the BEECo 3 Subscription Shares and the Sikhuliso SPV Subscription Shares;

7.2.3.2.	updated securities register of the Company, reflecting each of Harmony, BEECo 1, BEECo 2, BEECo 3 and Sikhuliso SPV as Shareholders in the Company;

7.2.3.3.	a copy of resolutions of the directors of the Company –

7.2.3.3.1.	approving the issue of the Harmony Subscription Share, BEECo 1 Subscription Shares, the BEECo 2 Subscription Shares, the BEECo 3 Subscription Shares and the Sikhuliso SPV Subscription Shares;

7.2.3.3.2.	noting, with effect from the Closing Date, the appointment of such directors as each of BEECo 1, BEECo 2, BEECo 3 and Sikhuliso SPV may be entitled to nominate for appointment to the Board; and

7.2.3.3.3.	authorising and instructing the company secretary to –

7.2.3.3.3.1.	update the Securities Register of the Company to reflect each of Harmony, BEECo 1, BBECo 2, BEECo 3 and Sikhuliso SPV as shareholders of the Company; and

7.2.3.3.3.2.	issue new share certificates to each of Harmony BEECo 1, BEECo 2, BEECo 3 and Sikhuliso SPV reflecting their shareholding in the Company.

7.3.	Harmony, BEECo 1, BEECo 2, BEECo 3, Sikhuliso SPV and the Company may, by agreement in writing, dispense with a meeting on the Closing Date and the Company may instead procure delivery of the documents referred to in clause 7.2, in such other manner as they may agree to be convenient.

PART 3:

SALE AND PURCHASE OF SALE SHARES

8.	SALE AND PURCHASE

8.1.	With effect from the Closing Date, Harmony hereby sells the Sale Shares to the Community Trust, which hereby purchases the Sale Shares, as one indivisible transaction, on the terms and conditions set out in this Agreement.

8.2.	All risk in, benefits attaching to and ownership of, the Sale Shares shall pass to the Community Trust with effect from the Closing Date.

8.3.	The Community Trust shall be liable for the payment of all securities transfer tax payable on the transfer of the Sale Shares to it pursuant to this Agreement.

9.	PURCHASE CONSIDERATION AND PAYMENT

9.1.	The Purchase Consideration shall be payable on the Closing Date by the Community Trust to Harmony.

9.2.	The payment of the Purchase Consideration by the Community Trust to Harmony on the Closing Date shall be in full discharge of the Community Trust’s obligations to pay the Purchase Consideration.

10.	CLOSING DATE

10.1.	At the Closing Meeting, Harmony or its representative/s shall deliver, or procure the delivery of -

10.1.1.	an original share certificate in respect of the Sale Shares;

10.1.2.	the original share transfer form in respect of the transfer of the Sale Shares duly completed and signed by the registered holder thereof and dated not more than 3 (three) days earlier than the Closing Date, but in blank as to the transferee;

10.1.3.	copies of the resolutions of the Board, whereby the Board -

10.1.3.1.	approves all the terms and conditions of the sale and transfer of the Sale Shares as contemplated in this Agreement; and

10.1.3.2.	appoints the person nominated by the Community Trust as a director of the Company;

10.1.3.3.	authorises and instructs the company secretary to –

10.1.3.3.1.	update the Securities Register of the Company to reflect the transfer of the Sale Shares from Harmony to the Community Trust; and

10.1.3.3.2.	issue a new share certificate to the Community Trust and a new share certificate to Harmony reflecting their shareholding in the Company pursuant to the sale and transfer of the Sale Shares.

10.2.	Harmony and the Community Trust may, by agreement in writing, dispense with a meeting on the Closing Date and Harmony may instead procure delivery of the documents referred to in clause 10.1, and the Community Trust may procure the payment of the Purchase Consideration, in such other manner as they may agree to be convenient.

11.	SALE WARRANTIES AND REPRESENTATIONS

11.1.	Harmony gives the following warranties and representations to the Community Trust, which warranties and representations are given as at the Signature Date, the Closing Date and each day between those dates –

11.1.1.	it is, or will be, the sole registered and beneficial owner of the Sale Shares;

11.1.2.	it has, or shall have, procured all the required approvals in respect of the sale and transfer of the Sale Shares;

11.1.3.	the Sale Shares are, or will be, free of any Encumbrances and no agreement has been or will have been entered into which may give rise to any of the Sale Shares being so Encumbered; and

11.1.4.	the Sale Shares are, or will be, fully paid up in terms of the Companies Act.

11.2.	No other warranties or representations, express or implied or tacit whether by Law, contract or otherwise and whether they induced the conclusion of this Agreement or not, shall be binding on Harmony and the Community Trust hereby irrevocably waives any right (common law or otherwise) it may have to rely thereon, and the Sale Shares are sold by Harmony and purchased by the Community Trust on the basis that they shall be transferred to the Community Trust, save for the warranties and representations given by Harmony in terms of this Agreement, voetstoots and with the exclusion of all common law and other remedies.

PART 4:

SHAREHOLDING PROVISIONS

12.	SHARE CAPITAL

12.1.	It is hereby recorded that, as at the Signature Date, Harmony holds 74 (seventy four) Shares in the issued share capital of the Company.

12.2.	Subsequent to the implementation of the Harmony Subscription, the BEECo 1 Subscription, the BEECo 2 Subscription, the BEECo 3 Subscription, the Sikhuliso SPV Subscription and the Sale –

12.2.1.	the authorised share capital of the Company shall be 1,000 (one thousand) Shares;

12.2.2.	the issued share capital of the Company will be 100 (one hundred) Shares;

12.2.3.	the authorised and issued Shares will rank parri passu in all respects; and

12.2.4.	the issued Shares shall be held as follows –

Shareholder	Shares	Percentage
Harmony	70	70%
Sikhuliso SPV	16	16%
BEECo 1	3	3%
BEECo 2	3	3%
BEECo 3	3	3%
Community Trust	5	5%

Total	100	100%

13.	ADDITIONAL SHARE CAPITAL

If the Company is obliged in terms of this Agreement, or a decision is made in terms of the Memorandum of Incorporation, to increase the issued share capital or stated capital of the Company at any time, the authorised shares shall, if required, be increased in order to accommodate the issue of further shares and each Shareholder undertakes to vote in favour of the required special resolution to amend the Memorandum of Incorporation to that end. Furthermore, each Shareholder irrevocably authorises every other Shareholder, acting individually and not necessarily together with other Shareholders, to act on its behalf to vote in favour of such special resolution, including (to the extent required) to attend any meeting for such purpose.

14.	INITIAL FUNDING OF THE COMPANY

14.1.	On the Closing Date, the Company shall credit its books of account with a loan, in the name of Harmony, in an amount equal to R455,994,000 (four hundred and fifty five million nine hundred and ninety four thousand rand) (“Harmony Shareholder Loan”), as provided for in clause 9.1.2 of the Sale of Business Agreement.

14.2.	In addition, on the Closing Date –

14.2.1.	Sikhuliso SPV shall advance an amount equal to R97,278,720 (ninety seven million two hundred and seventy eight thousand seven hundred and twenty rand) to the Company (“Sikhuliso SPV Shareholder Loan”); and

14.2.2.	each of the BEECos shall advance an amount equal to R18,239,760 (eighteen million two hundred and thirty nine thousand seven hundred and sixty rand) to the Company (“BEECo Shareholder Loans”),

which amounts shall be equal to the amounts advanced by Harmony to the BEECos and Sikhuliso SPV in accordance with the terms of the Loan Agreements (“Loan Amounts”) in order to enable –

14.2.3.	the BEECos to advance the BEECo Shareholder Loans; and

14.2.4.	Sikhuliso SPV to advance the Sikhuliso SPV Shareholder Loan.

14.3.	The Shareholder Loans set out in clauses 14.1 and 14.2 will -

14.3.1.	in respect of the BEECo Shareholder Loan and the Sikhuliso SPV Shareholder Loan -

14.3.1.1.	bear interest at the applicable interest rate payable on the Loan Amounts in terms of the Loan Agreements, from time to time (“Funding Rate”); and

14.3.1.2.	be advanced simultaneously to the Company on the Closing Date by, or on behalf of, Sikhuliso SPV and the BEECos into the Company’s Designated Account, by electronic transfer of immediately available and freely transferable funds, free of any deductions or set-off whatsoever, in the currency of the Republic of South Africa;

14.3.2.	in respect of the Harmony Shareholder Loan, bear interest at a rate of 100 (one hundred) basis points above the Funding Rate;

14.3.3.	be repayable in accordance with the provisions of the Cashflow Waterfall Agreement; and

14.3.4.	subject to the provisions of the Cashflow Waterfall Agreement, immediately become due and payable in the event that –

14.3.4.1.	the Company is placed in liquidation or under business rescue, whether provisional or final and whether compulsory or voluntary; or

14.3.4.2.	the Company enters into a compromise or other similar arrangement with its creditors generally.

14.4.	The Company hereby indemnifies each Shareholder against the payment of any amount (which does not comprise capital or interest) which such Shareholder is required to make under the Loan Agreement to which it is party (each such amount, an “Indemnity Payment Amount”). Each such Indemnity Payment Amount shall be paid on the Payment Date which immediately succeeds the date on which such Indemnity Payment Amount was incurred under the provisions of such Loan Agreement.

14.5.	Subject to the provisions of the Memorandum of Incorporation, any working or other capital required by the Company, in addition to the Shareholder Loans made by Harmony, Sikhuliso SPV and the BEECos on the Closing Date as set out in clauses 14.1 and 14.2, will be determined from time to time by the Board and will be borrowed or otherwise obtained from –

14.5.1.	outside sources wherever possible; or

14.5.2.	through loan financing in terms of clause 15 or through equity financing in terms of clause 16.

14.6.	No Shareholder will be required or obliged to issue any guarantee, suretyship or indemnity to third parties for the obligations of the Company unless previously agreed by a Special Majority of the Shareholders, including the Shareholder who is required to give such guarantee, suretyship or indemnity. Should any of the Shareholders issue any guarantees, suretyships or indemnities in accordance with the approval of a Special Majority of the Shareholders as aforesaid, all the Shareholders shall bear any loss or damage arising out of any such guarantee, suretyship or indemnity strictly pro rata to their respective shareholdings in the Company at the time the guarantee, suretyship or indemnity was given and the Shareholders hereby indemnify each other accordingly.

15.	LOAN FINANCING

15.1.	If the Board, acting reasonably in the circumstances and subject to the provisions of the Memorandum of Incorporation, decides at any time that borrowings from a bank or other outside sources are not desirable, the Shareholders shall be entitled to provide the required funds, in addition to the Shareholder Loans made by Harmony, Sikhuliso SPV and the BEECos on the Closing Date as set out in clauses 14.1 and 14.2, in proportion to their respective shareholdings at the time or in such other proportions as the Shareholders may agree in writing.

15.2.	Should the Shareholders provide the required funds in proportion to their respective shareholdings at the time or in such other proportions as agreed in writing between them (“Proportionate Loan Claims”), in addition to the Shareholder Loans made by Harmony, Sikhuliso SPV and the BEECos on the Closing Date as set out in clauses 14.1 and 14.2, such Proportionate Loan Claims will, unless otherwise agreed in writing –

15.2.1.	be unsecured;

15.2.2.	bear interest at the Prime Rate;

15.2.3.	be advanced simultaneously to the Company;

15.2.4.	be subject to the same terms and conditions;

15.2.5.	be repayable to the Shareholders simultaneously and proportionately;

15.2.6.	be repaid prior to the declaration of any dividends or other distributions to the Shareholders; and

15.2.7.	be repaid as and when determined by the Board, provided that the Proportionate Loan Claims will immediately become due and payable and interest will thereafter accrue at the Prime Rate in the event that –

15.2.7.1.	the Company is placed in liquidation or under business rescue, whether provisional or final and whether compulsory or voluntary; or

15.2.7.2.	the Company enters into a compromise or other similar arrangement with its creditors generally.

15.3.	Should any Shareholder elect not to provide its pro rata portion of any funding in terms of this clause 15 to the Company (“Non-compliant Shareholder”) –

15.3.1.	Harmony shall be entitled, but not obligated, to call for the financing of the Company by way of share capital, on the terms set out in clause 16, by way of written notice to the Company to that effect as soon as reasonably possible after an election by any Shareholder not to provide its pro rata portion of any funding to the Company. If Harmony makes such an election, the provisions of clause 16 shall apply; and

15.3.2.	if Harmony does not make an election as required in clause 15.3.1, any of the other Shareholders shall be entitled, but not obligated, to advance loan funding to the Company over and above the Proportionate Loan Claims required to be advanced by such Shareholder/s (“Disproportionate Loan Claims”), in the place of the Non-compliant Shareholder/s. The Disproportionate Loan Claims will be subject to the same terms and conditions as the Proportionate Loan Claims but will bear interest at the rate of 200 (two hundred) basis points above the Prime Rate.

16.	EQUITY FINANCING

16.1.	In the event that the Board determines that funding by way of share capital is preferable to funding by way of loan account, or Harmony makes an election in terms of clause 15.3.1, the Fair Market Value of the Company shall be agreed or determined in accordance with the provisions of the Memorandum of Incorporation.

16.2.	Upon the Fair Market Value of the Company having been agreed or determined, each Shareholder will have 20 (twenty) business days within which to notify the Company if it wishes to provide the required funds in proportion to its shareholding at the time. If any Shareholder (“Non-Contributing Party”) elects not to or fails to contribute its pro rata portion of the funding that it is entitled to provide in accordance with the provisions hereof within the time specified by the Board for that contribution, the remaining Shareholders (“Financing Parties”) shall be entitled but not obliged (subject to the due contribution of the amount required from each of them) to provide the additional finance to the Company on the basis that –

16.2.1.	all or any of the Financing Parties shall have the right, but shall not be obliged, to contribute the whole or part of the financing originally required of the Non-Contributing Party;

16.2.2.	the finance provided by the Financing Parties shall be wholly applied (notwithstanding any other provision of this Agreement) in subscribing for additional Shares; and

16.2.3.	the number of Shares allotted and issued in the instance referred to in clause 16.2.2 shall be determined by the Board having regard to the amount of the additional finance provided and the Fair Market Value of the Company at that time and the Board shall notify the Shareholders of such determination in writing. If any Shareholder disputes the determination of the Board in terms of this clause 16.2.3 by giving written notice to that effect to the Board and the remaining Shareholders within 5 (five) business days after the date of the notice from the Board, the number of Shares to be allotted and issued shall be determined by the Independent Merchant Bank, who shall act as experts and not as arbitrators.

16.3.	Each of the Shareholders hereby consents to any dilution of its shareholding pursuant to clause 16.2 where such Party is a Non-Contributing Party, consents to the issue of the additional Shares by the Company to the Financing Parties and acknowledges that any such dilution pursuant to this clause 16 will not constitute unjust, inequitable or oppressive conduct on the part of the Financing Parties or by the Company.

16.4.	The Non-Contributing Party shall sign all documents and do all things necessary to give effect to clause 16.2 and in default thereof, hereby appoints the Company as its attorney and agent in rem suam, in its name, place and stead to do all such things and sign all such documents on its behalf.

17.	TRANSACTION COSTS, EXTRAORDINARY DIVIDEND DECLARATION AND PAYMENT

17.1.	Notwithstanding anything to the contrary contained in the Cashflow Waterfall Agreement, the Company hereby irrevocably and unconditionally undertakes, as soon as reasonably possible after the Closing Date, to make a Distribution to all of the Shareholders in proportion to their shareholding in the Company as at the date of such distribution on the following terms –

17.1.1.	Harmony will determine the amount of the Distribution, subject to the provisions of the Companies Act and Harmony being satisfied, in its sole discretion, that the Company will have adequate distributable reserves following the Distribution;

17.1.2.	each Shareholder shall only be entitled to receive a Distribution in an amount that is in proportion to its shareholding in the Company as at the date of such Distribution; and

17.1.3.	each of Sikhuliso and the BEE Shareholders hereby authorise the Company to pay out of the proceeds payable to it pursuant to the Distribution, such portion of its Distribution as is equal to its proportionate share of the Transaction Costs directly to Harmony, for and on its behalf in discharge of its obligation to make payment of its proportionate share of the Transaction Cost to Harmony.

17.2.	The Transaction Costs shall be repaid by each of BEECo 1, BEECo 2, BEECo 3 and Sikhuliso SPV, utilising the proceeds of the Distribution to be made by the Company in terms of clause 17.1, in the following manner –

17.2.1.	50% (fifty percent) of the Advisory Costs shall be repaid to Harmony, in the following proportions –

17.2.1.1.	BEECo 1 shall repay 12% (twelve percent) of 50% (fifty percent) of the Advisory Costs;

17.2.1.2.	BEECo 2 shall repay 12% (twelve percent) of 50% (fifty percent) of the Advisory Costs;

17.2.1.3.	BEECo 3 shall repay 12% (twelve percent) of 50% (fifty percent) of the Advisory Costs; and

17.2.1.4.	Sikhuliso SPV shall repay 64 (sixty four percent) of 50% (fifty percent) of the Advisory Costs; and

17.2.2.	100% (one hundred percent) of the Funding Costs shall be repaid to Harmony in proportion to their shareholding in the Company as at the Closing Date.

18.	BEE SHAREHOLDERS PUT OPTION

18.1.	In the circumstances contemplated in clause 9 of the Contractor Agreement and/or clause 7 of the Services Agreement, Harmony hereby grants to BEE Co1, BEE Co 2, BEE Co 3 and Sikhuliso SPV collectively (“BEE Shareholders”) an irrevocable option to oblige Harmony to purchase 100% (one hundred percent) of the ordinary shares in the issued share capital of the Company held by each of the BEE Shareholders in the Company (“Put Option Shares”) plus the Loan Claims (if any) of such BEE Shareholder (collectively “Put Option Equity”), which option (“BEE Shareholders Put Option”) shall be capable of being exercised on the following terms -

18.1.1.	any BEE Shareholder shall be entitled to exercise the BEE Shareholders Put Option in respect of such BEE Shareholder’s Put Option Equity, provided that the level of water in Dam 13 has decreased such that the Company is not supplied with or not able to pump, as the case may be, at least 80% (eighty percent) of the Water Allocation for a period of more than 6 (six) consecutive months (“Sixth Month Period”);

18.1.2.	the BEE Shareholders Put Option shall be capable of being exercised at any time from the end of the Sixth Month Period to 60 (sixty) days after the end of the Six Month Period (“Option Exercise Period”), provided that to the extent that a BEE Shareholder does not exercise the BEE Shareholder Put Option during the first Option Exercise Period, it shall not be entitled to exercise the BEE Shareholder Put Option thereafter;

18.1.3.	any BEE Shareholder may exercise the BEE Shareholders Put Option in respect of such BEE Shareholder’s Put Option Equity during the Option Exercise Period by delivering to Harmony a written notice (“Option Exercise Notice”), which written notice shall -

18.1.3.1.	state the Equity which the BEE Shareholder proposes to sell to Harmony, which for the avoidance of doubt, must be 100% (one hundred percent) of the Put Option Shares held by the BEE Shareholder;

18.1.3.2.	be given in accordance with the provisions of clause 18.1.1 and this clause 18.1.3; and

18.1.3.3.	become effective immediately upon receipt thereof by Harmony;

18.1.4.	the Option Exercise Notice may not be rejected or refused by Harmony if it complies with the provisions of clauses 18.1.1 and 18.1.3; and

18.1.5.	subject to the provisions of clauses 18.1.1 and 18.1.3 being complied with by a BEE Shareholder, Harmony agrees to purchase the Put Option Equity from such BEE Shareholder.

18.2.	The purchase consideration to be paid by Harmony to each of the BEE Shareholders for such BEE Shareholder’s Put Option Equity (“Put Option Consideration”) shall be equal to the sum of the fair market value of the Put Option Shares, as determined in terms of clause 19, and the face value of the Loan Claims, which Put Option Consideration shall be payable in cash.

18.3.	The Put Option Consideration shall be settled by Harmony to the relevant BEE Shareholder within 30 (thirty) days after the date on which the BEE Shareholder exercises the BEE Shareholders Put Option in accordance with the provisions of clauses 18.1.1 and 18.1.3, provided that where –

18.3.1.	the approvals as set out in clause 18.4.1, if any, are required, have not been obtained; or

18.3.2.	there is a dispute regarding the Put Option Consideration,

the Put Option Consideration shall be paid by Harmony within 10 (ten) days after the last of all such approvals have been obtained or the dispute has been resolved in accordance with the provisions of clause 31, as the case may be.

18.4.	The terms of the sale agreement resulting pursuant to the exercise of the BEE Shareholder Put Option shall be, that –

18.4.1.	such sale shall be subject to Harmony and the relevant BEE Shareholder obtaining all regulatory approvals which may be required for the purchase of the Put Option Equity. The Parties undertake to do all things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to expediting any regulatory approval process; and

18.4.2.	simultaneously with the settlement of the Put Option Consideration, the BEE Shareholders shall deliver to Harmony –

18.4.2.1.	the relevant share certificates and transfer forms in respect of the Put Option Shares; and

18.4.2.2.	a resolution of the board of directors or trustees of each of the BEE Shareholders approving the transfer of the Put Option Shares to Harmony.

18.5.	Harmony shall be entitled, upon the exercise of a BEE Shareholder Put Option, to nominate a Black Enterprise, Black Person or Black Trust to purchase the Put Option Equity, or portion thereof, from the relevant BEE Shareholder and will in such event assign its rights and obligations under this clause 18 to such Black Enterprise, Black Person or Black Trust, provided that such Black Enterprise, Black Person or Black Trust shall be required to agree, in writing, to be bound by all the terms and conditions contained in this clause 18.

19.	FAIR MARKET VALUE OF THE PUT OPTION SHARES

19.1.	If the fair market value of the Put Option Shares is required to be determined in terms of this Agreement, Harmony and the BEE Shareholders shall attempt to agree such value in writing.

19.2.	Should Harmony and the BEE Shareholders fail to agree in writing the fair market value of the Put Option Shares within 10 (ten) business days from the date of a request by any one of Harmony or the BEE Shareholders for such agreement, the fair market value of the Put Option Shares will be determined by the Independent Merchant Bank. In so certifying the Independent Merchant Bank shall –

19.2.1.	act as experts and not as arbitrators;

19.2.2.	value the Put Option Shares having regard to the price a willing buyer would pay to a willing seller negotiating at arm’s length; and

19.2.3.	value the Put Option Shares at the value they would have been at, had the circumstances contemplated in clause 19.3.2 of the Sale of Business Agreement not occurred.

20.	EXEMPTION FROM RIGHTS OF PRE-EMPTION

Notwithstanding the provisions of clause 14.3 of the Memorandum of Incorporation, Sikhuliso and the BEECos shall not be bound by the provisions of clauses 14.3 to 14.15 (inclusive) of the Memorandum of Incorporation to the extent that Sikhuliso and/or any of the BEECos have exercised the BEE Shareholder Put Option in accordance with the provisions of clause 18 and Harmony shall not be bound by the provisions of clauses 14.3 to 14.15 (inclusive) of the Memorandum of Incorporation in respect of the sale of the Sale Shares to the Community Trust in accordance with the provisions of clause 8.

21.	MANAGEMENT OF THE COMPANY

Subject to the provisions of the Memorandum of Incorporation -

21.1.	control and management of the Company will vest in the Board;

21.2.	the Board will be responsible for and have the following powers and authority –

21.2.1.	the management of the Company;

21.2.2.	determining the strategic policy of the Company and preparing the Annual Budget from time to time; and

21.2.3.	ensuring compliance with any approvals framework agreed to by a Special Majority of the Shareholders from time to time;

21.3.	the day-to-day management of the Company will be –

21.3.1.	subject to the policies and principles determined from time to time by the Board; and

21.3.2.	the responsibility of a Managing Director/Chief Executive Officer who will be appointed by the Directors and who will be assisted by the other executive Directors;

21.4.	the operations of the Company will be conducted inter alia on the following basis –

21.4.1.	audited accounts will be prepared as soon as possible after each financial year end but in any event by not later than 90 (ninety) days thereafter;

21.4.2.	monthly management accounts will be prepared as soon as possible after each month end but in any event by not later than 30 (thirty) days thereafter and circulated monthly to the Shareholders; and

21.4.3.	Shareholders shall be entitled to receive all information relating to the Company reasonably requested by them.

22.	ANNUAL BUDGET

Subject to the provisions of the Memorandum of Incorporation -

22.1.	the management of the Company shall every year by no later than 60 (sixty) days prior to the end of the financial year of the Company, submit to the Board for approval a proposed Annual Budget for the conduct of the Company’s business during the next financial year, in the form and level of detail determined by the Board from time to time;

22.2.	the Annual Budget shall include but not be limited to –

22.2.1.	a cash flow statement for the ensuing financial year; and

22.2.2.	a capital expenditure programme specifying amounts outstanding on approved capital expenditure brought forward from the prior year as well as proposed future capital expenditure commitments of the Company; and

22.3.	the Board shall evaluate, amend, finalise and approve the Annual Budget within 30 (thirty) days of receipt.

23.	PRE-EMPTIVE RIGHTS WAIVER

23.1.	Harmony hereby unconditionally and irrevocably waives, with effect from the Closing Date, all and any pre-emptive rights in its favour in respect of the BEECo 1 Subscription Shares, the BEECo 2 Subscription Shares, the BEECo 3 Subscription Shares and the Sikhuliso SPV Subscription Shares.

23.2.	The waiver in this clause 23 constitutes the whole waiver given by Harmony in relation to the subscriptions recorded and implemented on the terms and subject to the conditions in this Agreement.

23.3.	Each of Sikhuliso SPV and the BEECos hereby unconditionally and irrevocably waives, with effect from the Closing Date, all and any pre-emptive rights in its favour pursuant to the exercise by Harmony of its rights under and in terms of the Pledge Agreements.

24.	RELEASE FROM SURETYSHIP OBLIGATIONS

If one or more of the Shareholders purchase the entire shareholding of another Shareholder pursuant to the provisions of this Agreement or the Memorandum of Incorporation, the purchasing Shareholder/s shall be obliged to use its/their best endeavours to procure the release of the selling Shareholder from any guarantees given for the obligations of the Company, provided that such best endeavours shall not require the discharge or material variation of any principal obligation and, until the release is procured, the purchasing Shareholder/s shall indemnify the selling Shareholder against liability under any such guarantee.

25.	AMENDMENTS TO THE MEMORANDUM OF INCORPORATION

Each Shareholder undertakes in favour of every other Shareholder that it will not vote in favour of any addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of the Memorandum of Incorporation unless such addition, variation, deletion or cancellation is approved in writing by each of the Shareholders.

26.	NECESSARY CHANGES TO AGREEMENT IN CERTAIN CASES

26.1.	To the extent that at any time the number of Shareholders or the percentage shareholding of the Shareholders changes from the number of Shareholders and percentage shareholding existing at the Closing Date or any such other change in circumstances occurs (“Change”) with the result that certain provisions of this Agreement are no longer appropriate or do not cater for such Change then –

26.1.1.	the Shareholders shall, within 30 (thirty) days of such Change occurring, meet and in good faith attempt to negotiate and sign a new shareholders agreement on the same terms and conditions as those contained in this Agreement, subject to the correction of the inconsistencies contemplated in clause 26.1;

26.1.2.	should the Shareholders fail to sign a new shareholders agreement within 60 (sixty) days of such Change occurring, the matter shall be referred by the Company to an Independent Attorney and a new shareholders agreement shall be prepared and finalised by the Independent Attorney, acting as an expert and not as an arbitrator; and

26.1.3.	the Company and all of the Shareholders will be deemed to be bound by the shareholders agreement prepared and finalised by the Independent Attorney pursuant to clause 26.1.2, whether they agree to sign it or not.

26.2.	Until such time as any Change has been addressed in a new shareholders agreement as contemplated in clause 26.1, the provisions of this Agreement shall be applied, mutatis mutandis, to the Shareholders but giving due cognisance to the interpretation thereof in the context of the Change.

PART 5:

GENERAL

27.	GENERAL WARRANTIES

27.1.	Each of the Parties hereby warrants to and in favour of the other that –

27.1.1.	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

27.1.2.	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

27.1.3.	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

27.1.3.1.	contravene any law or regulation to which that Party is subject;

27.1.3.2.	contravene any provision of that Party’s constitutional documents;

27.1.3.3.	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

27.1.4.	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

27.1.5.	it is entering into this Agreement as principal (and not as agent or in any other capacity);

27.1.6.	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

27.1.7.	no other party is acting as a fiduciary for it; and

27.1.8.	it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

27.2.	Each of the representations and warranties given by the Parties in terms of clause 27.1 shall –

27.2.1.	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

27.2.2.	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

27.2.3.	prima facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

28.	PUBLICITY

28.1.	Subject to clause 28.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including by the rules of any recognised securities exchange, where applicable) or permitted in terms of this Agreement, the nature, content or existence of this Agreement and any and all information given by a Party to the other Party pursuant to this Agreement.

28.2.	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Party in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause 28.

28.3.	This clause 28 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

29.	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

30.	BREACH

30.1.	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 5 (five) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option –

30.1.1.	to claim immediate specific performance of any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance and to require the Defaulting Party to provide security to the satisfaction of the Aggrieved Party for the Defaulting Party’s obligations; or

30.1.2.	to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice. Neither Party shall be entitled to cancel this Agreement unless the breach is a material breach. A breach will be deemed to be a material breach if -

30.1.2.1.	it is capable of being remedied, but is not so remedied within the Notice Period; or

30.1.2.2.	it is incapable of being remedied or is not remedied within the Notice Period, and payment in money will compensate for such breach but such payment is not made within the Notice Period.

30.2.	The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

30.3.	The Aggrieved Party’s remedies in terms of this clause 30 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

31.	DISPUTE RESOLUTION

31.1.	In the event of there being any dispute or difference between any Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

31.2.	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any Party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the Parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

31.3.	Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

31.4.	Any arbitration in terms of this clause 31 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

31.5.	This clause 31 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

31.6.	The Parties agree that the written demand by a party to the dispute in terms of clause 31.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

32.	NOTICES AND DOMICILIA

32.1.	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers -

32.1.1.	Harmony:

Physical Address:	Block 27, Randfontein Office Park, Cnr Main Reef Road & Ward Avenue. Randfontein

Telefax:	+27 (0) 86 628 2332

Marked for the attention of:	The Company Secretary

32.1.2.	Sikhuliso SPV:

Physical Address:	638 Jacqueline Drive, Garsfontein, 0081

Telefax:	+27 (0) 86 539 2740

Marked for the attention of:	the Company Secretary

32.1.3.	BEECo 1:

Physical Address:	Building H303, 18 Melrose Arch, Ground Floor, Melrose Arch

Telefax:	+27 (0) 11 684 1116

Marked for the attention of:	Mr. Collin Matjila

32.1.4.	BEECo 2:

Physical Address:	Block A, Boston House, 3A De-La-Rey Road, Rivonia, 2128

Telefax:	+27 (0) 11 234 0926

Marked for the attention of:	Livhu Nengovhela

32.1.5.	BEECo 3:

Physical Address:	268 Jubilee Avenue, Halfway House, Midrand, 1682

Telefax:	+27 (0) 11 805 3191

Marked for the attention of:	Ms Lesego Tibane

32.1.6.	Community Trust:

Physical Address:	Block 27, Randfontein Office Park, Cnr Main Reef Road & Ward Avenue. Randfontein

Telefax:	+27 (0) 86 628 2332

Marked for the attention of:	the Trustees

32.1.7.	The Company:

Physical Address:	Block 27, Randfontein Office Park, Cnr Main Reef Road & Ward Avenue. Randfontein

Telefax:	+27 (0) 86 628 2332

Marked for the attention of:	Frank Abbott

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

32.2.	All notices to be given in terms of this Agreement will be given in writing and will -

32.2.1.	be delivered by hand or sent by telefax, and not by way of email;

32.2.2.	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

32.2.3.	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

32.3.	Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 32.

33.	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

34.	APPLICABLE LAW AND JURISDICTION

34.1.	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

34.2.	Subject to clause 31, the Parties hereby consent and submit to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in any dispute arising from or in connection with this Agreement.

35.	GENERAL

35.1.	Whole Agreement

35.1.1.	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

35.1.2.	This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

35.2.	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

35.3.	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party’s rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

35.4.	No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

35.5.	Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

35.6.	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

35.7.	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the other Parties, save as otherwise provided herein.

36.	COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

37.	SIGNATURE

37.1.	This Agreement is signed by the Parties on the dates and at the places indicated below.

37.2.	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

37.3.	The persons signing this Agreement in a representative capacity warrant their authority to do so.

37.4.	The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

For	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Graham Briggs
Date:	20 March 2013
Place:	Sandton

For	BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Graham Briggs
Date:	20 March 2013
Place:	Sandton

For	HISTOPATH PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Sipho Tsotsi
Date:	18 March 2013
Place:	Sandton

For	BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	M.C. Matjila
Date:	20 March 2013
Place:	Johannesburg

For	BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	L. Nengouhela
Date:	20 March 2013
Place:	Johannesburg

For	BUSINES VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Medi M. Moknena
Date:	20 March 2013
Place:	Johannesburg

For	THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Neil Terblanche
Date:	20/03/13
Place:	Sandton

Annexure A

MEMORANDUM OF INCORPORATION

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21